PRESS RELEASE                                                                UPC

            UNITED PAN-EUROPE COMMUNICATIONS N.V. FILES FIRST AMENDED PLAN OF REORGANISATION, DISCLOSURE STATEMENT AND AKKOORD

Amsterdam, December 23, 2002 - In connection with its ongoing restructuring, United Pan-Europe Communications N.V., the financial holding company of the UPC group ("UPC") (EURONEXT Amsterdam: UPC), today announces that, together with New UPC Inc, a newly formed Delaware company that will become the holding company for UPC upon consummation of UPC's recapitalisation, it has filed a first amended plan of reorganisation (the "Plan") and a related first amended disclosure statement with the United States court. In addition, UPC has submitted a revised version of the draft plan of compulsory composition (Akkoord) to the Dutch court. UPC will seek approval to solicit acceptances of the Plan at a hearing scheduled before the United States court on January 7, 2003. The creditors' meeting regarding the Akkoord is currently scheduled for February 28, 2003 in the Amsterdam Court. UPC continues to anticipate that the moratorium process in the Dutch court and the Chapter 11 process in the US court will be completed by the end of the first quarter 2003.

A copy of all SEC filings relating to UPC's Chapter 11 and the moratorium process may be found through the recapitalisation section of the UPC web site at WWW.UPCCORP.COM.

United Pan-Europe Communications N.V. is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC provides television, Internet access, telephony and programming services. UPC's shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY.OB). UPC is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA)

NOTE: Except for historical information contained herein, this release contains forward looking statements based upon management's beliefs, as well as assumptions made by and data currently available to management. These forward looking statements are based on a variety of assumptions that may not be realised and are subject to significant business, economic, judicial and competitive risks and uncertainties, many of which are beyond UPC's control. These risks and uncertainties could cause actual events and UPC's liquidity, capital resources, financial condition and results of operations to differ materially from those expressed or implied by these statements. These risks and uncertainties include, but are not limited to, UPC's ability to continue as a going concern, UPC's ability to restructure its outstanding indebtedness on a satisfactory and timely basis, UPC's ability to develop, confirm and consummate the plan of reorganization under the US bankruptcy code and the Akkoord under the Dutch bankrupty code, any ramifications of any restructuring, risks associated with third parties taking actions inconsistent with, or detrimental to, the consummation of the Plan and the Akkoord, potential adverse developments with respect to UPC's financial condition, liquidity, cashflows or results of operations, the acceptance and continued use by subscribers and potential subscribers of UPC services, changes in the technology and competition, UPC's ability to achieve expected operational efficiencies and economies of scale and UPC's ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in UPC's filings with the US Securities and Exchange Commission.


This press release shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy any securities of UPC or New UPC, or a solicitation of any votes in favor of the plan or the Akkoord, nor shall there be any exchange or sale of securities of UPC or New UPC or solicitation of votes in favor of the plan or the Akkoord in any jurisdiction in which such offer, exchange, sale or solicitation would be unlawful.

For further information please contact:

UPC Investor Relations                            UPC Corporate Communications
+ 44 (0) 207 647 8233                             + 31 (0) 20 778 9447
Email: ir@upccorp.com                             Email: CORPCOMMS@UPCCORP.COM

Lazard                                            Citigate First Financial
Richard Stables                                   Carina Hamaker
+ 44 (0) 20 7588 2721                             + 31 (0) 20 575 40 10

                                                  Citigate Dewe Rogerson
                                                  Toby Moore
                                                  + 44 (0) 20 7638 9571


Also, please visit www.upccorp.com for further information about UPC